EXHIBIT 10.4

POLO RALPH LAUREN CORPORATION

2010 LONG-TERM STOCK INCENTIVE PLAN

As adopted on August 5, 2010

Section 1.  PURPOSE AND HISTORY.  The purposes of this Polo Ralph Lauren Corporation 2010 Long-Term Stock Incentive Plan are to promote the interests of Polo Ralph Lauren Corporation and its stockholders by (i) attracting and retaining exceptional directors, officers and other employees and third party service providers of the Company and its Subsidiaries, as defined below; (ii) motivating such individuals by means of performance-related incentives to achieve longer-range performance goals; and (iii) enabling such individuals to participate in the long-term growth and financial success of the Company. The Plan was originally adopted by the Company’s Board of Directors on June 17, 2010, subject to the approval of the Company’s stockholders at the Company’s 2010 annual meeting of stockholders.

Section 2.  DEFINITIONS.  As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” shall mean (i) any Person that, directly or indirectly, is controlled by, or controls or is under common control with, the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award, Other Stock-Based Award or Performance Compensation Award.

“Award Agreement” shall mean any agreement, contract, or other instrument or document, in any form (written or electronic) as determined by the Committee (including, without limitation, a Board or Committee resolution, an employment agreement, a notice, a certificate or a letter), evidencing any Award or the terms and conditions thereof, which may, but need not, be executed or acknowledged by a Participant.

“Board” shall mean the Board of Directors of the Company.

“Cause” shall mean in the case of a particular Award, unless the applicable Award Agreement states otherwise, (i) the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any employment or consulting agreement between the Participant and the Company or an Affiliate in effect at the time of such termination or (ii) in the absence of any such employment or consulting agreement (or the absence of any definition of “Cause” contained therein): (A) failure by the Participant to perform the duties of the Participant to the Company or an Affiliate (other than due to his or her Disability), provided that such conduct shall not constitute Cause unless and until such failure by Participant to perform his or her duties has not been cured to the satisfaction of the Company, in its sole discretion, within fifteen (15) days after notice of such failure has been given by the Company to Participant; (B) an act of fraud, embezzlement, theft, breach of fiduciary duty, dishonesty, or any other misconduct or any violation of law (other than a traffic violation) committed by the Participant; (C) any action by the Participant causing damage to or misappropriation of the Company’s assets; (D) the Participant’s wrongful disclosure of confidential information of the Company or any of its Affiliates; (E) the Participant’s breach of (x) any non-competition, non-solicitation, non-disparagement or other restrictive covenants to which he or she is subject under any employment or consulting agreement or otherwise, and/or (y) the Participant’s duty of loyalty; (F) the Participant’s breach of any employment policy of the Company, including, but not limited to, conduct relating to falsification of business records, violation of the Company’s code of business conduct & ethics, harassment, creation of a hostile work environment, excessive absenteeism, insubordination, violation of the Company’s policy on drug & alcohol use, or violent acts or threats of violence; (G) performance by the Participant of his or her employment duties in a manner deemed by the Committee, in its sole discretion, to be grossly negligent; or (H) the commission of any act by the Participant, whether or not performed in the workplace, which subjects or, if publicly known, would be likely to subject the Company to public ridicule or embarrassment, or would likely be detrimental or damaging to the Company’s reputation, goodwill, or relationships with its customers, suppliers, vendors, licensees or employees. Any determination of whether Cause exists shall be made by the Committee in its sole discretion.

“Change of Control” shall mean the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any “person” or “group” (as such terms are used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act other than Permitted Holders; (ii) any person or group is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all Shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50 percent of the total voting power of the voting stock of the Company, including by way of merger, consolidation or otherwise; provided, however, that for purposes of this Plan, the following acquisitions shall not constitute a Change in Control: (I) any acquisition by the Company or any Affiliate, (II) any acquisition by any employee benefit plan sponsored or maintained by the Company or any Affiliate, (III) any acquisition by one or more of the Permitted Holders, or (IV) any acquisition which complies with clauses (A), (B) and (C) of subsection (v) below; (iii) during any period of twelve (12) consecutive months, Present and/or New Directors cease for any reason to constitute a majority of the Board; (iv) the Permitted Holders’ beneficial ownership of the total voting power of the voting stock of the Company falls below 30 percent and either Ralph Lauren is not nominated for a position on the Board, or he stands for election to the Board and is not elected; (v) the consummation of a reorganization, recapitalization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), if immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the entity resulting from such Business Combination (the “Surviving Company”), or (y) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the members of the board of directors (or the analogous governing body) of the Surviving Company (the “Parent Company”), is represented by the Shares that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the shares of voting stock of the Company were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power was among the holders of the Shares that were outstanding immediately prior to the Business Combination, (B) no person (other than any employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company, or one or more Permitted Holders), is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect members of the board of directors of the Parent Company (or the analogous governing body) (or, if there is no Parent Company, the Surviving Company) and (C) at least a majority of the members of the board of directors (or the analogous governing body) of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Business Combination were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination; or (vi) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Committee” shall mean either (i) the Board or (ii) a committee of the Board designated by the Board to administer the Plan and composed of not less two directors, each of whom is required to be a “Non-Employee Director” (within the meaning of Rule 16b-3) and an “outside director” (within the meaning of Section 162(m) of the Code) to the extent Rule 16b-3 and Section 162(m) of the Code, respectively, are applicable to the Company and the Plan. If at any time such a committee has not been so designated, the Board shall constitute the Committee.

“Company” shall mean Polo Ralph Lauren Corporation, together with any successor thereto.

“Disability” shall mean that as a result of a Participant’s incapacity due to physical or mental illness, the Participant shall have been (or the Committee reasonably determines that the Participant is reasonably likely to

be) absent and unable to perform the duties of the Participant’s position on a full-time basis for an entire period of six consecutive months.

“Effective Date” shall mean the date on which this Plan is approved by the Stockholders of the Company at the Company’s 2010 annual meeting of Stockholders.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean, (A) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (B) with respect to the Shares, as of any date, (i) the mean between the high and low sales prices of the Shares (provided that the Committee may in its discretion use the closing sales price) as reported on the New York Stock Exchange for such date (or if not then trading on the New York Stock Exchange, the mean between the high and low sales price of the Shares (provided that the Committee may in its discretion use the closing sales price) on the stock exchange or over-the-counter market on which the Shares are principally trading on such date), or if, there were no sales on such date, on the closest preceding date on which there were sales of Shares or (ii) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee.

“Full Value Award” shall mean an Award which is other than in the form of an Option or Stock Appreciation Right, and that is settled by the issuance of Shares.

“Good Reason” shall mean in the case of a particular Award, unless the applicable Award Agreement states otherwise, (i) the Participant having “good reason” to terminate his or her employment or service, as defined in any employment or consulting agreement between the Participant and the Company or an Affiliate in effect at the time of such termination or (ii) in the absence of any such employment or consulting agreement (or the absence of any definition of “good reason” contained therein), Good Reason shall not apply to such Participant.

“Incentive Stock Option” shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

“Negative Discretion” shall mean the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award; PROVIDED that the exercise of such discretion would not cause the Performance Compensation Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code. By way of example and not by way of limitation, in no event shall any discretionary authority granted to the Committee by the Plan including, but not limited to, Negative Discretion, be used to (a) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (b) increase a Performance Compensation Award above the maximum amount payable under Sections 4(a) or 11(d)(vi) of the Plan. Notwithstanding anything herein to the contrary, in no event shall Negative Discretion be exercised by the Committee with respect to any Option or Stock Appreciation Right (other than an Option or Stock Appreciation Right that is intended to be a Performance Compensation Award under Section 11 of the Plan).

“New Directors” shall mean any directors whose election by the Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company who, at the time of such vote, were either Present Directors or New Directors but excluding any such individual whose initial assumption of office occurs solely as a result of an actual or threatened proxy contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

“Non-Qualified Stock Option” shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is not intended to be an Incentive Stock Option.

“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

“Other Stock-Based Award” shall mean any right granted under Section 10 of the Plan.

“Participant” shall mean any Person eligible to receive an Award under Section 5 of the Plan and selected by the Committee to receive an Award under the Plan.

“Performance Award” shall mean any right granted under Section 9 of the Plan.

“Performance Compensation Award” shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan.

“Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan. The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company (and/or one or more Subsidiaries, Affiliates, divisions or operational and/or business units, product lines, brands, business segments, administrative departments or any combination of the foregoing) and shall be limited to the following: (a) net earnings or net income (before or after taxes); (b) basic or diluted earnings per share (before or after taxes); (c) net revenue or net revenue growth; (d) gross revenue or gross revenue growth, or gross profit or gross profit growth; (e) net operating profit (before or after taxes); (f) return measures (including, but not limited to, return on investment, assets, capital, employed capital, invested capital, equity, or sales); (g) cash flow measures (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital), which may but are not required to be measured on a per share basis; (h) earnings before or after taxes, interest, depreciation and/or amortization; (i) gross or net operating margins; (j) productivity ratios; (k) share price (including, but not limited to, growth measures and total stockholder return); (l) expense targets or cost reduction goals; (m) general and administrative expense savings; (n) operating efficiency; (o) objective measures of customer satisfaction; (p) working capital targets; (q) measures of economic value added or other “value creation” metrics; (r) inventory control; (s) enterprise value; (t) customer retention; (u) competitive market metrics; (v) employee retention; (w) timely completion of new product rollouts; (x) timely launch of new facilities; (y) objective measures of personal targets, goals or completion of projects (including but not limited to succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting divisional or project budgets); (z) royalty income; (aa) same store sales (comparable sales), comparisons of continuing operations to other operations; (bb) market share; (cc) new store openings (gross or net), store remodelings; (dd) cost of capital, debt leverage year-end cash position or book value; (ee) strategic objectives, development of new product lines and related revenue, sales and margin targets, franchisee growth and retention, menu design and growth, co-branding or international operations; or (ii) any combination of the foregoing. Any one or more of the Performance Criteria may be stated as a percentage of another Performance Criterion, or used on an absolute or relative basis to measure the performance of the Company, Subsidiary and/or Affiliate as a whole or any divisions or operational and/or business units, product lines, brands, business segments, or administrative departments of the Company, Subsidiary and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of a Performance Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Criteria without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

“Performance Formula” shall mean, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation

Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

“Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. The Committee is authorized at any time during the first 90 days of a Performance Period, or at any time thereafter (but only to the extent the exercise of such authority after the first 90 days of a Performance Period would not cause the Performance Compensation Awards granted to any Participant for the Performance Period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code), in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code in order to prevent the dilution or enlargement of the rights of Participants based on the following events: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in the Financial Accounting Standards Board Accounting Standards Codification Topic 225-20 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, (f) acquisitions or divestitures, (g) any other specific, unusual or nonrecurring events, or objectively determinable category thereof, (h) foreign exchange gains and losses, and (i) a change in the Company’s fiscal year. To the extent such inclusions or exclusions affect Awards to Participants, they shall be prescribed in a form that meets the requirements of Section 162(m) of the Code for deductibility.

“Performance Period” shall mean the one or more periods of time of at least one year in duration, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Compensation Award.

“Permitted Holders” shall mean, as of the date of determination, (i) any and all of Ralph Lauren, his spouse, his siblings and their spouses, and descendants of any of them (whether natural or adopted) (collectively, the “Lauren Group”) and (ii) any trust established and maintained primarily for the benefit of any member of the Lauren Group and any entity controlled by any member of the Lauren Group.

“Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

“Plan” shall mean this Polo Ralph Lauren Corporation 2010 Long-Term Stock Incentive Plan.

“Present Directors” shall mean individuals who at the beginning of any one year period were members of the Board.

“Prior Plan” shall mean the Polo Ralph Lauren Corporation 1997 Long-Term Stock Incentive Plan, as amended.

“Restricted Stock” shall mean any Share granted under Section 8 of the Plan.

“Restricted Stock Unit” shall mean any unit granted under Section 8 of the Plan.

“Rule 16b-3” shall mean Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto and shall include the Staff thereof.

“Shares” shall mean the shares of Class A Common Stock of the Company, $.01 par value, or such other securities of the Company (i) into which such common shares shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction or (ii) as may be determined by the Committee pursuant to Section 4(b).

“Stock Appreciation Right” shall mean any right granted under Section 7 of the Plan.

“Subsidiary” shall mean (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

“Substitute Awards” shall have the meaning specified in Section 4(c).

“Third Party Service Provider” means any consultant, agent, advisor, or independent contractor who is a natural person and who renders services to the Company, a Subsidiary, or an Affiliate, that (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

Section 3.  EFFECTIVE DATE AND ADMINISTRATION.

(a) The Plan shall be effective as of the Effective Date. The expiration date of the Plan, on and after which date no Awards may be granted hereunder, shall be the tenth anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

(b) The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant and designate those Awards which shall constitute Performance Compensation Awards; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award (subject to Section 162(m) of the Code with respect to Performance Compensation Awards) shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret, administer reconcile any inconsistency, correct any default and/or supply any omission in the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (ix) establish and administer Performance Goals and certify whether, and to what extent, they have been attained; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder.

(d) The mere fact that a Committee member shall fail to qualify as a “Non-Employee Director” or “outside director” within the meaning of Rule 16b-3 and Code Section 162(m), respectively, shall not invalidate any award made by the Committee which award is otherwise validly made under the Plan.

(e) No member of the Board, the Committee or any employee or agent of the Company (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder (unless constituting fraud or a willful criminal act or omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken or determination made under the Plan or any Award Agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined as provided below that the Indemnifiable Person is not entitled to be indemnified); provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or By Laws. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company’s Amended and Restated Certificate of Incorporation or By Laws, as a matter of law, individual indemnification agreement or contract or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

(f) With respect to any Performance Compensation Award granted under the Plan, the Plan shall be interpreted and construed in accordance with Section 162(m) of the Code.

(g) Notwithstanding the foregoing, the Committee may delegate, in a manner consistent with Section 157(c) of the Delaware General Corporation Law (or other applicable law), to one or more officers of the Company (i) the authority to grant awards to Participants who are not officers or directors of the Company subject to Section 16 of the Exchange Act or “covered employees” within the meaning of Section 162(m) of the Code or (ii) the authority to make certain determinations permitted or required to be made by the Committee under the Plan (including, without limitation, determinations relating to the existence of Cause or Disability).

(h) Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. Any such actions by the Board shall be subject to the applicable rules of the New York Stock Exchange or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

Section 4.  SHARES AVAILABLE FOR AWARDS.

(a) SHARES AVAILABLE.  Subject to adjustment as provided in Section 4(b), the aggregate number of Shares with respect to which Awards may be granted under the Plan shall be the sum (such sum, the “Absolute Share Limit”) of (i) the number of Shares remaining available for issuance as of the Effective Date under the Prior Plan that are not subject to outstanding awards under the Prior Plan plus (ii) 3,000,000; the maximum number of Shares with respect to which Awards may be granted to any Participant who is a director of the Company but not an employee of the Company in any fiscal year may not exceed 25,000; the maximum number of Shares with respect to which Options and Stock Appreciation Rights may be granted to any Participant in any fiscal year shall be 1,000,000 and the maximum number of Shares which may be paid to a Participant in the Plan in connection with the settlement of any Award(s) designated as “Performance Compensation Awards” in respect of a single Performance Period shall be 1,000,000 or, in the event such Performance Compensation Award is paid in cash, the equivalent cash value thereof. In addition, of the Shares reserved for issuance under the Plan pursuant to this Section 4(a), no more than the Absolute Share Limit may be issued pursuant to Incentive Stock Options. If, after the Effective Date of the Plan, any Shares covered by an Award granted under the Plan or an award granted under the Prior Plan, or to which such an Award relates, are forfeited, or if an Award granted under the Plan (or an award granted under the Prior Plan) has expired, terminated or been canceled for any reason whatsoever (other than by reason of exercise or vesting), then the Shares covered by such Award (or award granted under the Prior Plan) shall again be, or shall become, Shares with respect to which Awards may be granted hereunder. In addition, Shares delivered (either directly or by means of attestation or withholding) in full or partial payment of the exercise price of any Award (or an award granted under the Prior Plan) or of any tax withholding obligation, shall be deducted from the number of Shares delivered to the Participant pursuant to such Award (or award granted under the Prior Plan) for purposes of determining the number of Shares acquired pursuant to the Plan.

(b) ADJUSTMENTS.  Notwithstanding any provisions of the Plan to the contrary, in the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee in its discretion to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, (ii) the number of Shares or other securities of the Company (or number and kind of other securities or property) which may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including without limitation adjusting any or all of the limitations in Section 4(a) of the Plan), (iii) the terms of any outstanding Award, including, without limitation, (1) the number of Shares or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate (2) the grant or exercise price with respect to any Award or (3) any applicable performance measures (including, without limitation, Performance Criteria and Performance Goals), (iv) if deemed appropriate, make provision for a payment in cash, Shares, other securities or other property, or any combination thereof, to the holder of an outstanding Award in consideration for the cancellation of such Award which, in the case of Options and Stock Appreciation Rights shall equal the excess if any, of the Fair Market Value of the Shares (which if applicable may be based upon the price per Share received or to be received by other stockholders of the Company in such event) subject to such Options or Stock Appreciation Rights over the aggregate exercise price or strike price of such Options or Stock Appreciation Rights (it being understood that, in such event, any Option or SAR having a per Share exercise price or strike price equal to, or in excess of, the Fair Market Value of a Share subject thereto may be canceled and terminated without any payment or consideration therefor), and (v) accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time (which shall not be required to be more than ten (10) days) for Participants to exercise outstanding Awards prior to the occurrence of such event (and any such Award not so exercised shall terminate upon the occurrence of such event);

PROVIDED, however, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustment in Incentive Stock Options under this Section 4(b) (other than any cancellation of Incentive Stock Options) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 4(b) shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. Any such adjustment shall be conclusive and binding for all purposes.

(c) SUBSTITUTE AWARDS.  Subject to Section 12(b), Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its Affiliates or a company acquired by the Company or with which the Company combines (“Substitute Awards”). The number of Shares underlying any Substitute Awards shall be counted against the aggregate number of Shares available for Awards under the Plan.

(d) SOURCES OF SHARES DELIVERABLE UNDER AWARDS.  Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury Shares, Shares purchased on the open market, or by private purchase, or a combination of the foregoing. Following the Effective Date, no further awards shall be granted under any Prior Plan.

(e) FULL VALUE AWARDS.  Except with respect to a maximum of five percent (5%) of the Shares authorized under the Plan, any Full Value Awards that vest solely on the basis of the Participant’s continued employment with or provision of service to the Company shall not provide for vesting that is any more rapid than annual pro rata vesting over a three (3) year period, and any Full Value Awards that vest upon the attainment of performance goals shall provide for a performance period of at least twelve (12) months. The vesting of Full Value Awards may only be accelerated upon (i) death, Disability, retirement or other termination of employment or service of the Participant or (ii) a Change of Control.

Section 5.  ELIGIBILITY.  Any director, officer or employee of, or Third Party Service Provider to, the Company or any of its Subsidiaries (including any prospective director, officer, employee or Third Party Service Provider) shall be eligible to be designated a Participant.

Section 6.  STOCK OPTIONS.

(a) GRANT.  Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Options shall be granted, the number of Shares to be covered by each Option, the exercise price therefor and the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. All Options when granted under the Plan are intended to be Non-Qualified Stock Options, unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if for any reason such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Non-Qualified Stock Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Non-Qualified Stock Options.

(b) EXERCISE PRICE.  The Committee shall establish the exercise price at the time each Option is granted, which exercise price shall be set forth in the applicable Award Agreement, but shall be no less than the Fair Market Value of a Share at the date of grant.

(c) EXERCISE.  Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable after the tenth anniversary of the grant date. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable. Options with an exercise price equal to or greater than the Fair Market Value per Share as of the date of grant are intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

(d) PAYMENT.

(i) No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate exercise price therefor is received by the Company. Such payment may be made (x) in cash, or its equivalent or (y) by tendering to the Company Shares valued at Fair Market Value at the time the Option is exercised, which are not the subject of any pledge or other security interest or which have such other characteristics, if any, as may be determined by the Committee, or (z) subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate exercise price, or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to such aggregate exercise price.

(ii) Wherever in this Plan or any Award Agreement a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

(e) NOTIFICATION UPON DISQUALIFYING DISPOSITION OF AN INCENTIVE STOCK OPTION.  Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any Shares acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of any Shares acquired pursuant to any Incentive Stock Option before the later of (A) two years after the Date of Grant of the Incentive Stock Option or (B) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession, as agent for the applicable Participant, of any Shares acquired pursuant to the exercise of an Incentive Stock Option until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Shares.

Section 7.  STOCK APPRECIATION RIGHTS.

(a) GRANT.  Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Stock Appreciation Right Award, the strike price thereof (which shall be no less than the Fair Market Value of a Share at the date of grant) and the conditions and limitations applicable to the exercise thereof. Stock Appreciation Rights with a strike price equal to or greater than the Fair Market Value per Share as of the date of grant are intended to qualify as “performance-based compensation” under Section 162(m) of the Code. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. Stock Appreciation Rights granted in tandem with or in addition to an Award may be granted either at the same time as the Award or at a later time.

(b) EXERCISE AND PAYMENT.  A Stock Appreciation Right shall entitle the Participant to receive an amount equal to the excess of the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right over the strike price thereof. The Committee shall determine whether a Stock Appreciation Right shall be settled in cash, Shares or a combination of cash and Shares.

(c) OTHER TERMS AND CONDITIONS.  Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at or after the grant of a Stock Appreciation Right, the term, methods of exercise, methods and form of settlement, and any other terms and conditions of any Stock Appreciation Right; PROVIDED, HOWEVER, that no Stock Appreciation rights shall be exercisable after the tenth anniversary of the date of its grant. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of Stock Appreciation Rights granted or exercised prior to such determination as well as Stock Appreciation Rights granted or exercised thereafter. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.

Section 8.  RESTRICTED STOCK AND RESTRICTED STOCK UNITS.

(a) GRANT.  Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Shares of Restricted Stock and Restricted Stock Units shall be granted, the number of Shares of Restricted Stock and/or the number of Restricted Stock Units to be granted to each Participant, the duration of the period during which, and the conditions, if any, under which, the Restricted Stock and Restricted Stock Units may be forfeited to the Company, and the other terms and conditions of such Awards.

(b) TRANSFER RESTRICTIONS.  Shares of Restricted Stock and Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except, in the case of Restricted Stock, as provided in the Plan or the applicable Award Agreements. Upon the grant of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Participant to be issued or shall cause Shares to be registered in the name of the Participant and held in book-entry form subject to the Company’s directions. The Committee may also require that certificates issued in respect of Shares of Restricted Stock be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company. Upon the lapse of the restrictions applicable to such Shares of Restricted Stock, the Company shall deliver such certificates to the Participant or the Participant’s legal representative. Subject to the restrictions set forth in this Section 8 and the applicable Award Agreement, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including without limitation the right to vote such Restricted Stock. To the extent Shares of Restricted Stock are forfeited, any stock certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such Shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company.

(c) PAYMENT.  Each Restricted Stock Unit shall have a value equal to the Fair Market Value of a Share. Restricted Stock Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. Dividends paid on any Shares of Restricted Stock may be paid directly to the Participant, withheld by the Company subject to vesting of the Restricted Shares pursuant to the terms of the applicable Award Agreement, or may be reinvested in additional Shares of Restricted Stock or in additional Restricted Stock Units, as determined by the Committee in its sole discretion.

(d) MINIMUM VESTING REQUIREMENTS.  Notwithstanding the foregoing, (i) except as provided in Section 4(e), any Awards of Shares of Restricted Stock and/or Restricted Stock Units that are Full Value Awards and vest solely on the basis of the Participant’s continued employment with or provision of service to the Company shall not provide for vesting that is any more rapid than annual pro rata vesting over a three (3) year period, and any Awards of Shares of Restricted Stock and/or Restricted Stock Units that are Full Value Awards and vest upon the attainment of performance goals (whether or not combined with other conditions) shall provide for a performance period of at least twelve (12) months; and (ii) the vesting of Awards of Shares of Restricted Stock and/or Restricted Stock Units that are Full Value Awards may only be accelerated upon (A) death, Disability, retirement or other termination of employment or service of the Participant or (B) a Change of Control.

Section 9.  PERFORMANCE AWARDS.

(a) GRANT.  The Committee shall have sole and complete authority to determine the Participants who shall receive a “Performance Award”, which shall consist of a right which is (i) denominated in cash or Shares, (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.

(b) TERMS AND CONDITIONS.  Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award.

(c) PAYMENT OF PERFORMANCE AWARDS.  Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with procedures established by the Committee, on a deferred basis.

(d) MINIMUM VESTING REQUIREMENTS.  Notwithstanding the foregoing, (i) except as provided in Section 4(e), any Performance Awards that are Full Value Awards and vest upon the attainment of performance goals shall provide for a performance period of at least twelve (12) months; and (ii) the vesting of Performance Awards that are Full Value Awards may only be accelerated upon (A) death, Disability, retirement or other termination of employment or service of the Participant or (B) a Change of Control.

Section 10.  OTHER STOCK-BASED AWARDS.

(a) GENERAL.  The Committee shall have authority to grant to Participants an “Other Stock-Based Award”, which shall consist of any right which is (i) not an Award described in Sections 6 through 9 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan; provided that any such rights must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award, including the price, if any, at which securities may be purchased pursuant to any Other Stock-Based Award granted under this Plan.

(b) DIVIDEND EQUIVALENTS.  In the sole and complete discretion of the Committee, an Award, whether made as an Other Stock-Based Award under this Section 10 or as an Award granted pursuant to Sections 6 through 9 hereof, may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis; provided, that no dividend equivalents shall be payable in respect of outstanding (i) Options or Stock Appreciation Rights or (ii) unearned Performance Compensation Awards or other unearned Awards subject to performance conditions (other than or in addition to the passage of time) (although dividend equivalents may be accumulated in respect of unearned Awards and paid after such Awards are earned and become payable or distributable).

(c) MINIMUM VESTING REQUIREMENTS.  Notwithstanding the foregoing, (i) except as provided in Section 4(e), any “Other Stock-Based Awards” that are Full Value Awards and vest solely on the basis of the Participant’s continued employment with or provision of service to the Company shall not provide for vesting that is any more rapid than annual pro rata vesting over a three (3) year period, and any “Other Stock-Based Awards” that are Full Value Awards and vest upon the attainment of performance goals shall provide for a performance period of at least twelve (12) months; and (ii) the vesting of “Other Stock-Based Awards” that are Full Value Awards may only be accelerated for (A) death, Disability, retirement or other termination of employment or service of the Participant or (B) a Change of Control.

Section 11.  PERFORMANCE COMPENSATION AWARDS.

(a) GENERAL.  The Committee shall have the authority, at the time of grant of any Award described in Sections 6 through 10 (other than Options and Stock Appreciation Rights granted with an exercise price or strike price, as the case may be, equal to or greater than the Fair Market Value per Share on the date of grant), to designate such Award as a Performance Compensation Award in order to qualify such Award as “performance-based compensation” under Section 162(m) of the Code.

(b) ELIGIBILITY.  The Committee will, in its sole discretion, designate within the first 90 days of a Performance Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code) which Participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period. However, designation of a Participant eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 11. Moreover, designation of a Participant eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant eligible to receive an Award hereunder in any subsequent Performance Period and designation of one Person as a Participant eligible to receive an Award hereunder shall not require designation of any other Person as a Participant eligible to receive an Award hereunder in such period or in any other period.

(c) DISCRETION OF COMMITTEE WITH RESPECT TO PERFORMANCE COMPENSATION AWARDS.  With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) is(are) to apply to the Company and the Performance Formula. Within the first 90 days of a Performance Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 11(c) and record the same in writing.

(d) PAYMENT OF PERFORMANCE COMPENSATION AWARDS

(i) CONDITION TO RECEIPT OF PAYMENT.  Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(ii) LIMITATION.  A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (1) the Performance Goals for such period are achieved; and (2) the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant’s Performance Award has been earned for the Performance Period.

(iii) CERTIFICATION.  Following the completion of a Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant’s Performance Compensation Award for the Performance Period and, in so doing, may apply Negative Discretion, if and when it deems appropriate.

(iv) NEGATIVE DISCRETION.  In determining the actual size of an individual Performance Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate.

(v) TIMING OF AWARD PAYMENTS.  The Awards granted for a Performance Period shall be paid to Participants as soon as administratively possible following completion of the certifications required by this Section 11.

(vi) MAXIMUM AWARD PAYABLE.  Notwithstanding any provision contained in this Plan to the contrary, the maximum Performance Compensation Award payable to any one Participant under the Plan for a Performance Period is 1,000,000 Shares or, in the event the Performance Compensation Award is paid in cash, the equivalent cash value thereof on the last day of the Performance Period to which such Award relates. Furthermore, any Performance Compensation Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (A) with respect to Performance Compensation Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Committee or (B) with respect to a Performance Compensation Award that is payable in Shares, by an amount greater than the appreciation of a Share from the date such Award is deferred to the payment date.

(e) MINIMUM VESTING REQUIREMENTS.  Notwithstanding the foregoing, (i) except as provided in Section 4(e), any Performance Compensation Awards that are Full Value Awards and vest upon the attainment of performance goals shall provide for a performance period of at least twelve (12) months; and (ii) the vesting of Performance Compensation Awards that are Full Value Awards may only be accelerated upon (A) death, Disability, retirement or other termination of employment or service of the Participant or (B) a Change of Control.

Section 12.  AMENDMENT AND TERMINATION.

(a) AMENDMENTS TO THE PLAN.  The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that (a) no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan; and provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary, and (b) no material revision to the Plan shall be made without stockholder approval. A “material revision” shall include, without limitation: (i) a material increase in the number of Shares available under the Plan (other than an increase solely to reflect a reorganization, stock split, merger, spin-off or similar transaction); (ii) an expansion of the types of Awards available under the Plan; (iii) a material expansion of the class of employees, directors or other service providers eligible to participate in the Plan; (iv) a material extension of the term of the Plan; (v) a material change to the method of determining the exercise price of Options or strike price of Stock Appreciation Rights granted under the Plan; and (vi) the deletion or limitation of any provision prohibiting repricing of Options or Stock Appreciation Rights.

(b) AMENDMENTS TO AWARDS.  The Committee may, to the extent consistent with the terms of any applicable Award Agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary; and provided, further, that, without stockholder approval, except as otherwise permitted under Section 4(b), (i) no amendment or modification may reduce the exercise price of any Option or the strike price of any Stock Appreciation Right, (ii) the Committee may not cancel any outstanding Option or Stock Appreciation Right and replace it with a new Option or Stock Appreciation Right (with a lower exercise price or strike price, as the case may be) or other Award or cash in a manner which would either (A) be reportable on the Company’s proxy statement as Options or Stock Appreciation Rights which have been “repriced” (as such term is used in Item 402 of Regulation S-K promulgated under the Exchange Act), or (B) cause any Option or Stock Appreciation Right to fail to qualify for equity accounting treatment and (iii) the Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any applicable stock exchange on which the securities of the Company are listed.

(c) ADJUSTMENT OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS.  The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including, without limitation, the actions described in Section 4(b) hereof) in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, rules, rulings, regulations, or other requirements of any governmental body or securities exchange or inter-deal quotation system, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(d) FORFEITURE EVENTS.  For purposes of this Section 12(d), a “named executive officer” means a Participant who is a named executive officer of the Company (as defined for purposes of the executive compensation disclosure rules of the Exchange Act). The Committee may specify in an Award that a named executive officer’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment, in the reasonable discretion of the Committee, upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of the named executive officer’s employment for cause, material violation of material written policies of the Company, or breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the named executive officer, as determined by the Committee in its reasonable discretion. In addition, with respect to an Award, if, as a result of a named executive officer’s intentional misconduct or gross negligence, as determined by the Committee in its reasonable discretion, the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, the Committee may, in its reasonable discretion, require the named executive officer to promptly reimburse the Company for the amount of any payment (whether in cash, Shares, other securities or other property) previously received by the named executive officer pursuant to any Award (or otherwise forfeit to the Company any outstanding Award) that was earned or accrued (or exercised or settled) during the twelve (12) month period following the earlier of the first public issuance or filing with the United States Securities and Exchange Commission of any financial document embodying such financial reporting requirement that required such accounting restatement.

Section 13.  CHANGE OF CONTROL.  In the event that a Participant’s employment with the Company is terminated by the Company without Cause or by the Participant for Good Reason, in each case on or within 12 months following the date of a Change of Control, any outstanding Awards then held by such affected Participant which are unexercisable or otherwise unvested shall automatically be deemed exercisable or otherwise vested, as the case may be, as of immediately prior to such termination of employment; provided, that in the event the vesting or exercisability of any Award would otherwise be subject to the achievement of performance conditions, a portion of any such Award that shall become fully vested and immediately exercisable shall be based on (a) actual performance through the date of termination as determined by the Committee or (b) if the Committee determines that measurements of actual performance cannot be reasonably assessed, the assumed achievement of target performance as determined by the Committee.

Section 14.  GENERAL PROVISIONS.

(a) NONTRANSFERABILITY.

(i) Each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative.

(ii) No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(iii) Notwithstanding the foregoing, the Committee may in the applicable Award Agreement evidencing an Option granted under the Plan or at any time thereafter in an amendment to an Award Agreement provide that Options granted hereunder which are not intended to qualify as Incentive Stock Options may be transferred by the Participant to whom such Option was granted (the “Grantee”) without consideration, subject to such rules as the Committee may adopt to preserve the purposes of the Plan, to:

(A) the Grantee’s spouse, children or grandchildren (including adopted and stepchildren and grandchildren) (collectively, the “Immediate Family”);

(B) a trust solely for the benefit of the Grantee and his or her Immediate Family; or

(C) a partnership or limited liability company whose only partners or stockholders are the Grantee and his or her Immediate Family members;

(each transferee described in clauses (A), (B) and (C) above is hereinafter referred to as a “Permitted Transferee”); PROVIDED that the Grantee gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Grantee in writing that such a transfer would comply with the requirements of the Plan and any applicable Award Agreement evidencing the option.

The terms of any option transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan or in an Award Agreement to an optionee, Grantee or Participant shall be deemed to refer to the Permitted Transferee, except that (a) Permitted Transferees shall not be entitled to transfer any Options, other than by will or the laws of descent and distribution; (b) Permitted Transferees shall not be entitled to exercise any transferred Options unless there shall be in effect a registration statement on an appropriate form covering the shares to be acquired pursuant to the exercise of such Option if the Committee determines that such a registration statement is necessary or appropriate, (c) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Grantee under the Plan or otherwise and (d) the consequences of termination of the Grantee’s employment by, or services to, the Company under the terms of the Plan and applicable Award Agreement shall continue to be applied with respect to the Grantee, following which the Options shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.

(b) NO RIGHTS TO AWARDS.  No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

(c) SHARE CERTIFICATES.  All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan (or, if applicable, a notice evidencing a book entry notation) pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates, as applicable, make appropriate reference to such restrictions.

(d) WITHHOLDING.

(i) A Participant may be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant, the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an

Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee may provide for additional cash payments to holders of Awards to defray or offset any tax arising from the grant, vesting, exercise or payments of any Award.

(ii) Without limiting the generality of clause (i) above, a Participant may satisfy, in whole or in part, the foregoing withholding liability by delivery of Shares owned by the Participant (which are not subject to any pledge or other security interest) with a Fair Market Value equal to such withholding liability or by having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise of the option a number of Shares with a Fair Market Value equal to such withholding liability.

(iii) Notwithstanding any provision of this Plan to the contrary, in connection with the transfer of an Option to a Permitted Transferee pursuant to Section 14(a) of the Plan, the Grantee shall remain liable for any withholding taxes required to be withheld upon the exercise of such Option by the Permitted Transferee.

(e) 409A OF THE CODE.  Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of this Plan comply with Section 409A of the Code, and all provisions of this Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with this Plan or any other plan maintained by the Company (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. Notwithstanding any provision of the Plan to the contrary and only to the extent required to avoid the imputation of any tax, penalty or interest pursuant to Section 409A of the Code, if any Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments in respect of any Award that are “deferred compensation” subject to Section 409A of the Code shall be made to such Participant prior to the date that is six months after the date of Participant’s “separation from service” (as defined in Section 409A of the Code) or, if earlier, Participant’s date of death. Following any applicable six (6) month delay, all such delayed payments will be paid in a single lump sum on the earliest permissible payment date. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. Unless otherwise provided by the Committee, in the event that the timing of payments in respect of any Award (that would otherwise be considered “deferred compensation” subject to Section 409A of the Code) would be accelerated upon the occurrence of (i) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code or (ii) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of “Disability” pursuant to Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as separate payments.

(f) AWARD AGREEMENTS.  Each Award hereunder shall be evidenced by an Award Agreement which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including but not limited to the effect on such Award of the death, Disability or termination of employment or service of a Participant and the effect, if any, of such other events as may be determined by the Committee.

(g) NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS.  Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options, Restricted Stock, Shares and other types of Awards provided for hereunder (subject to stockholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

(h) NO RIGHT TO EMPLOYMENT.  The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or in any consulting relationship to, the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(i) NO RIGHTS AS STOCKHOLDER.  Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Stock.

(j) GOVERNING LAW.  The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of New York.

(k) SEVERABILITY.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(l) OTHER LAWS.  The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws.

(m) NO TRUST OR FUND CREATED.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(n) NO FRACTIONAL SHARES.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(o) PAYMENTS TO PERSONS OTHER THAN PARTICIPANTS.  If the Committee or the senior human resource officer of the Company shall find that any Person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such Person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee or the senior human resource officer of the Company so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such Person, or any other Person deemed by the Committee to be a proper recipient on behalf of such Person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(p) RELATIONSHIP TO OTHER BENEFITS.  No payment or benefit under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any Subsidiary except as otherwise specifically provided in such other plan.

(q) HEADINGS.  Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 15.  TERM OF THE PLAN.

(a) EXPIRATION DATE.  No Award shall be granted under the Plan on or after the tenth anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the tenth anniversary of the Effective Date.

(b) SECTION 162(M) REAPPROVAL.  The provisions of the Plan regarding Performance Compensation Awards shall be disclosed and reapproved by stockholders of the Company no later than the first stockholder meeting that occurs in the fifth year following the year that stockholders previously approved such provisions, in order for Performance Compensation Awards granted after such time to be exempt from the deduction limitations of Section 162(m) of the Code. Nothing in this Section 15(b), however, shall affect the validity of Performance Compensation Awards granted after such time if such stockholder approval has not been obtained.